Exhibit 10.19

Execution version

Share Charge

JURCHEN INVESTMENT CORPORATION

as Chargor

Aptorum Group Limited

as Issuer

and

Peace Range Limited

as Chargee

________________ 2018

THIS DEED is made on _____________________ 2018

BETWEEN:

(1)	JURCHEN INVESTMENT CORPORATION, a limited liability company incorporated in the British Virgin Islands and whose registered office is at Vistra Corporation Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, the British Virgin Islands with business registration number 511328 (the “Chargor”); and

(2)	APTORUM GROUP LIMITED, a Cayman Islands exempt company with company number 245310 and with Hong Kong business registration no. F0023235 and whose registered office is at c/o Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (the “Issuer”);

(3)	PEACE RANGE LIMITED a limited liability company incorporated in the British Virgin Islands with company number 1839278 and whose registered address is at [ ] (the “Chargee”, which expression shall include any person from time to time appointed as a successor, replacement or additional trustee in relation to the interests created by this deed).

RECITALS:

(A)	The Chargor is the registered legal and beneficial owner of the Shares (as defined below).

(B)	The Issuer has issued or will issue the Bonds (as defined below).

(C)	The Chargor and Issuer are entering into this deed in connection with the Bonds.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

In this deed:

“Account Charge” has the meaning given to that term in the Conditions;

“Articles” means the articles of association of the Issuer;

“Bonds” means the US$15,000,000 aggregate principal amount of 8.00 per cent. convertible bonds due 2019 issued or to be issued by the Issuer pursuant to the Subscription Agreement, which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 16 (Further Issues) of the Conditions and consolidated and forming a single series therewith;

“BVI Act” means the BVI Business Companies Act, 2004 of the British Virgin Islands as amended and supplemented from time to time;

“Business Day” has the meaning given to that term in the Conditions;

“Cayman Act” means the Companies Law (2016 Revision) of the Cayman Islands as amended and supplemented from time to time;

“Charged Property” means the assets charged to the Chargee pursuant to clause 3 (Share Charge) of this deed;

1

“Companies Ordinance” means the Companies Ordinance (Cap. 622) of the Laws of Hong Kong;

“Conditions” has the meaning given to that term in the Bonds;

“CPO” means the Conveyancing and Property Ordinance (Cap. 219) of the Laws of Hong Kong;

“Custodian” means The Law Debenture Trust (Asia) Limited or such other custodian appointed pursuant to the terms of the Custodian Agreement or otherwise as agreed between the Chargor and the Chargee;

“Custodian Agreement” means the escrow agreement dated on or about the date of this deed and entered into between the Chargor, the Chargee and Custodian;

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Chargee;

“Distribution” means all dividends, distributions and other income paid or payable on any Share, together with all shares or other property derived from that Share and all other allotments, accretions, rights, benefits and advantages of all kinds accruing, offered or otherwise derived from or incidental to that Share (whether by way of conversion, redemption, bonus, preference, option or otherwise);

“Events of Default” has the meaning given to that term in the Conditions;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Insolvency Proceedings” means, in relation to the Chargor, any corporate action, legal proceedings or other procedure or step referred to in Conditions 11(vi)(Security Enforced), 11(vii)(Winding-up) or 11(viii)(Insolvency) of the Conditions or any analogous procedure or step taken in any relevant jurisdiction;

“QIPO” has the meaning given to that term in the Conditions;

“Receiver” means a receiver and manager or administrative receiver in each case appointed under this deed;

“Register of Directors” means the register of directors of the Issuer maintained by the Issuer in accordance with the Cayman Act;

“Register of Members” means the register of members of the Issuer maintained by the Issuer in accordance with the Cayman Act;

“Registrar of Corporate Affairs” means the Registrar of Corporate Affairs of the British Virgin Islands appointed under section 229 of the BVI Act;

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Transaction Obligors to any Secured Party under the Bonds and the Transaction Documents;

“Secured Party” means the Chargee, any Bondholder and a Receiver or any Delegate;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

2

“Shares” means:

(a)	1,393,207 Class B ordinary shares of the Issuer held by the Chargor which are described in Part II of schedule 1 (Shares);

(b)	all rights relating to any of the shares described in paragraph (a) above which are deposited with or registered in the name of any depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee, in each case whether or not on a fungible basis (including any rights against any such person); and

(c)	all warrants, options and other rights to subscribe for, purchase or otherwise acquire any of the shares described in paragraph (a) above,

in each case now or in the future owned by the Chargor or (to the extent of its interest) in which the Chargor now or in the future has an interest;

“Subscription Agreement” means the subscription agreement dated 6 April 2018 between, amongst others, the Issuer as issuer, the Chargor as guarantor and Peace Range Limited as subscriber, including the Conditions;

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Transaction Obligors” means the Chargor (including in its capacity as guarantor under the Deed of Guarantee) and the Issuer; and

“Transaction Documents” has the meaning given to that term in the Conditions.

1.2	Construction

(a)	In this deed, unless a contrary intention appears, a reference to:

(i)	words and expressions defined in the Conditions have the same meanings when used in this deed unless otherwise defined in this deed;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	an “agreement” includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

(iv)	an “assignment” includes a novation, transfer and reassignment and retransfer and “assign”, “assigning” and “assigned” shall be construed accordingly;

(v)	an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement and “amend”, “amending” and “amended” shall be construed accordingly;

(vi)	a “consent” includes an authorisation, approval, exemption, licence, order, permission or waiver;

(vii)	the “Chargee”, the “Chargor”, any “Bondholder” any “Secured Party”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assignees and transferees and, in the case of the Chargee, any person for the time being appointed as Chargee or Chargees in accordance with the Bonds or the Transaction Documents;

3

(viii)	“including” means including without limitation and “includes” and “included” shall be construed accordingly;

(ix)	“losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities and “loss” shall be construed accordingly;

(x)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a “Bond “, a “Transaction Document” or the “Conditions” or any other agreement or instrument is a reference to that or other agreement or instrument as amended, novated, supplemented, extended or restated (however fundamentally);

(xiii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiv)	any clause or schedule is a reference to, respectively, a clause of and schedule to this deed and any reference to this deed includes its schedules;

(b)	The parties intend that this document shall take effect as a deed, notwithstanding the fact that a party may only execute it under hand;

(c)	The index to and the headings in this deed are inserted for convenience only and are to be ignored in construing this deed;

(d)	Words importing the plural shall include the singular and vice versa; and

(e)	Unless the context otherwise requires, a reference to a Charged Property includes:

(i)	any part of that Charged Property; and

(ii)	the proceeds of sale of that Charged Property;

(f)	“$”, “US$”, “US dollar” and “US dollars”, denote lawful currency of the United States of America; and

(g)	To the fullest extent permitted by law and unless a contrary indication applies, the following provisions of the CPO shall apply to this deed:

(i)	section 15 (Construction of words and expressions), as if this deed was an instrument affecting land (as that expression appears in the CPO);

4

(ii)	section 35(1) (Implied covenants) and Part V of the First Schedule as if:

(A)	this deed was a legal charge (as that expression appears in the CPO);

(B)	the expression “charge” in section 35(1)(e) was construed as “mortgage, charge, assign or otherwise grant a security interest”; and

(C)	references in Part V of the First Schedule to the “borrower” were construed as references to the Chargor, to the “Chargee” were construed as references to the Chargee and to “land” were construed as references to anything in action, and any interest in real or personal property;

(iii)	section 50 (Power to appoint receiver), as if:

(A)	this deed was a legal charge, equitable mortgage and/or mortgage deed (as those expressions appear in the CPO); and

(B)	references in section 50 to “land” were construed as references to anything in action, and any interest in real or personal property; and

(iv)	section 51 (Powers of mortgagee and receiver) and the Fourth Schedule as if:

(A)	this deed was a legal charge, equitable mortgage and/or mortgage deed (as those expressions appear in the CPO); and

(B)	references in the Fourth Schedule to “land” were construed as references to anything in action, and any interest in real or personal property.

1.3	Third party rights

(a)	Any Receiver or Delegate will have the right to enforce the provisions of this deed which are given in its favour in accordance with the Contracts (Rights of Third Parties) Ordinance (Cap. 623) of the Laws of Hong Kong (the “Third Parties Ordinance”).

(b)	Subject to clause 1.3(a) and unless expressly provided to the contrary in the Bonds or the Transaction Documents, a person who is not a party to this deed has no right under the Third Parties Ordinance to enforce or enjoy the benefit of any term of this deed.

(c)	Notwithstanding any term of the Bonds or the Transaction Documents, the consent of any person who is not a party (including any Receiver or Delegate) is not required to rescind or vary this deed at any time.

2.	COVENANT TO PAY

The Chargor as primary obligor covenants with the Chargee that it will on demand pay the Secured Obligations when they fall due for payment in the manner provided for in the Bonds and the Transaction Documents.

5

3.	SHARE CHARGE

3.1	Charging Clause

The Chargor, as security for the Secured Obligations, charges in favour of the Chargee, as legal and beneficial owner, its right, title and interest in all of the Shares and all corresponding Distribution by way of first fixed charge.

3.2	Title documents and documentation supporting security

The Chargor shall, upon the execution of this deed, deliver or procure that there shall be delivered to the Custodian the following documents to be held by the Custodian pursuant to the terms of the Custodian Agreement:

(a)	valid and duly issued share certificate(s) or other documents of title relating to the Shares specified in Part II of schedule 1 (Shares) together with an instrument of transfer, duly executed, undated and in blank, in respect of such Shares in the form set out in schedule 2 (Form of Instrument of Transfer);

(b)	signed and dated letters of authority and undertaking from all the directors of the Issuer authorising the Chargee to date each of the blank instrument of transfer referred to in clause 3.2(a), the resolutions referred to in clause 3.2(c) and undertaking to approve transfers of the Shares by or in favour of the Chargee and/or its nominee (in each case, subject to the provisions of this deed) in the form set out in schedule 4 (Form of Letter of Authority and Undertaking);

(c)	a signed and undated board resolution of all the directors of the Issuer to approve transfers of the Shares by or in favour of the Chargee and/or its nominee in the form set out in schedule 5 (Form of Resolutions);

(d)	original of duly executed proxy and power of attorney in respect of the Shares in the form set out in schedule 3 (Irrevocable appointment of proxy and power of attorney);

(e)	original of an irrevocable deed of undertaking and confirmation from the Issuer to the Chargee in the form set out in schedule 6 (Form of Deed of Undertaking) duly executed and dated by the Issuer; and

(f)	certified true copy of an irrevocable letter of instructions to the registered agent of the Issuer in the form set out in schedule 7 (Form of Letter of Instructions to Registered Agent) duly signed and dated by the Issuer (the original of which shall be delivered by or on behalf of the Issuer to its registered agent immediately after execution of this deed and promptly thereafter, and in any event no later than 10 Business Days from the date of execution of this deed, the Chargor shall deliver, or cause to be delivered to the Chargee, a copy of such letter signed by the registered agent of the Issuer acknowledging and agreeing to the terms of such letter).

Notwithstanding any provision of the Custodian Agreement, for the avoidance of doubt, if any of the documents referred to in clauses 3.2(a) to 3.2(f) are returned or delivered by the Custodian to the Chargor for any reason, any such return or delivery shall not in any way affect or prejudice the security interest created or Chargee’s rights or interest under or in connection with this deed and the security and terms of the deed shall continue in full force and effect.

6

4.	FURTHER ASSURANCE

4.1	General

(a)	In addition and without prejudice to the covenant in paragraph 5 of Part V of the First Schedule to the CPO (as varied pursuant to this deed), the Chargor will, promptly following request by the Chargee, do all such acts and/or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as is necessary:

(i)	to perfect or register the Security created or intended to be created under or evidenced by this deed (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of this deed) or for the exercise of any rights, powers and remedies of the Chargee or any Receiver provided by or pursuant to the Bonds and the Transaction Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security created by this deed.

(b)	The Chargor shall take all such action (including making all filings and registrations) as may reasonably be necessary for the purpose of the creation, perfection, registration, protection or maintenance of any Security conferred or intended to be conferred on the Chargee by or pursuant to this deed.

4.2	HK Registration

In the event the Chargor becomes a Non-Hong Kong Company under (and as defined in) Part 16 of the Companies Ordinance, the Chargor shall ensure that details of the Security created by this deed are duly registered with the Companies Registry in Hong Kong within five (5) Business Days after the Chargor becomes a Non-Hong Kong Company under (and as defined in) Part 16 of the Companies Ordinance.

4.3	BVI and Cayman Registration

(a)	The Chargor shall:

(i)	as soon as reasonably practicable after execution of this deed, and in any event within ten (10) Business Day of the date of this deed, create and maintain a register of charges (the “Register of Charges”) for the Chargor (to the extent this has not already been done in accordance with section 162 of the BVI Act), enter particulars of the security created pursuant to this deed in the Register of Charges as required by section 162 of the BVI Act and provide a certified copy of the Register of Charges to the Chargee;

(ii)	as soon as reasonably practicable after execution of this deed and in any event within ten (10) Business Day of the date of this deed, effect registration, or assist the Chargee in effecting registration, of this deed with the Registrar of Corporate Affairs pursuant to section 163 of the BVI Act by making the required filing, or assisting the Chargee in making the required filing, in the approved form with the Registrar of Corporate Affairs and (if applicable) provide confirmation in writing to the Chargee that such filing has been made;

(iii)	to the extent received by the Chargor, as soon as reasonably practicable after execution of this deed and in any event within ten (10) Business Days of receipt, deliver or procure to be delivered to the Chargee the certificate of registration of charge issued by the Registrar of Corporate Affairs evidencing that the requirements of Part VIII of the BVI Act as to registration have been complied with, together with the filed stamped copy of any application made by or on behalf of the Chargor containing the relevant particulars of charge;

7

(iv)	as soon as reasonably practicable after the execution of this deed and in any event within three (3) Business Day of the date of this deed procure that the following notation be entered on the Register of Members and promptly thereafter:

“All of the Class B ordinary shares issued under certificate number [ *****], as fully paid up and registered in the name of JURCHEN INVESTMENT CORPORATION are charged in favour of Peace Range Limited as chargee pursuant to a share charge dated [ *** insert date ***], as amended from time to time. This notation was made in this Register of Members on [ *** insert date *** ].”; and

(v)	as soon as reasonably practicable after the execution of this deed and in any event within three (3) Business Days of the date of this deed, deliver or procure to be delivered to the Chargee evidence that such annotation has been made and deliver or procure the delivery to the Chargee of a certified copy of the annotated Register of Members.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Matters Represented

The Chargor represents and warrants to the Chargee in the terms set out in clauses 5.2 (General representations and warranties) to 5.11 (Information) (inclusive) below as of the date of this dead and on each day for so long as any Security constituted by this deed remains in force, with reference to the facts and circumstances then existing.

5.2	General representations and warranties

The Chargor represents and warrants to the Chargee with respect to itself in the terms as set out in clause 3 (Representations and Warranties) of the Subscription Agreement for so long as any Security constituted by this deed remains in force, the provisions of which are incorporated herein mutatis mutandis as if set out herein as if references therein to “the Guarantor”, “the Transaction Documents” or “a Transaction Document” were a referent to the Chargor, the Bonds or the Transaction Documents.

5.3	Governing Law and Enforcement

(a)	The choice of governing law of this deed will be recognised and enforced in its jurisdiction of incorporation; and

(b)	Any judgment obtained in relation to this deed in the jurisdiction of the governing law of this deed will be recognised and enforced in its jurisdiction of incorporation.

8

5.4	Insolvency

(a)	No Insolvency Proceedings has been taken or, to the knowledge of the Chargor, threatened in relation to it.

(b)	No distress, attachment, execution or other legal decision is levied, enforced or sued out on or against substantially all of the property, assets or revenues (as applicable) of the Chargor having an aggregate value of at least US$400,000 and is not discharged or stayed within 30 days of having been so levied, enforced or sued out on.

5.5	No Filing or Stamp Taxes

It is not necessary that this deed be filed, recorded or enrolled with any court or other authority or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to this deed or the transactions contemplated by this deed except for registration of this deed with the Registrar of Corporate Affairs and payment of associated fees, which registration and fees will be made and paid promptly after the date of this deed.

5.6	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under this deed.

5.7	Ranking

The Security under this deed has the ranking in priority which it is expressed to have in and is not subject to any prior ranking or pari passu ranking Security.

5.8	Shares

(a)	It is the legal and beneficial owner of the shares detailed in part II of schedule 1 (Shares) and all of those shares are fully paid.

(b)	Except as provided in the Bonds or other Transaction Documents, no person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any issued or unissued shares, or any interest in shares in the Issuer.

(c)	The Charged Property comprises 5 per cent. of the aggregate of the entire issued Class A ordinary shares and the entire issued Class B ordinary shares of the Issuer as at the date of this deed and the documents referred to in clause 3.2 (Title documents and documentation supporting security) that have been delivered to the Custodian pursuant to clause 3.2 (Title documents and documentation supporting security) are in respect of 5 per cent. of the aggregate of the entire issued Class A ordinary shares and the entire issued Class B ordinary shares of the Issuer as at the date of this deed.

(d)	The Charged Property is free from any encumbrance, attachment or precautionary measure other than as created under or pursuant to this deed.

(e)	There are no covenants or agreements, which could adversely affect the Charged Property or any part thereof.

(f)	Other than the share certificates delivered to the Custodian pursuant to clause 3.2 (Title documents and documentation supporting security), no share certificates or interim certificates have been issued evidencing the Charged Property.

(g)	There is no and may not be a public market for the Charged Property herein. The Charged Property has not been and is not being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, and may not be transferred in a public market unless (i) the Charged Property has been registered for sale pursuant to the Securities Act, (ii) the Charged Property may be sold pursuant to Rule 144 or Regulation S under the Securities Act, or (iii) the Issuer has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act or qualification under applicable state securities laws.

9

5.9	Financial Assistance

The Chargor’s entry into this deed does not cause any infringement of any applicable financial assistance legislation, including Part 5, Division 5 of the Companies Ordinance.

5.10	Non-Hong Kong Company

The Chargor is not registered as a non-Hong Kong company under Part 16 of the Companies Ordinance nor has it made any application to be so registered.

5.11	Information

The Chargor represents that:

(a)	the shares specified in Part I of schedule 1 (Shares) amount to the entire issued Class B ordinary shares of the Issuer as at the date of this deed; and

(b)	the shares specified in Part II of schedule 1 (Shares) amount to 5 per cent. of the aggregate of the entire issued Class A ordinary shares and the entire issued Class B ordinary shares of the Issuer as at the date of this deed.

6.	UNDERTAKINGS

6.1	Duration of Undertakings

All of the undertakings given by the Chargor to the Chargee in this deed are given from the date of this deed and for so long as any Security constituted by this deed remains in force.

6.2	Negative Pledge

The Chargor may not, for so long as any Security constituted by this deed remains in force, create or agree to create or permit to subsist any Security over all or any part of the Charged Property, except as expressly permitted under the Bonds or Transaction Documents or with the prior written consent of the Chargee.

6.3	Disposal Restrictions

The Chargor shall not, for so long as any Security constituted by this deed remains in force and except as expressly permitted under the Bonds or the Transaction Documents or with the prior written consent of the Chargee:

(a)	sell, transfer, assign, lend or otherwise dispose of all or any part of the Charged Property or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

(b)	dispose of the equity of redemption in respect of all or any part of the Charged Property.

6.4	General Undertakings

(a)	Charged Property

(i)	It will observe and perform all covenants and stipulations from time to time affecting the Charged Property, make all payments, carry out all necessary registrations or renewals and generally take all steps which are reasonably necessary to preserve, maintain and renew when necessary or desirable all the Charged Property.

10

(ii)	It will pay all reasonable payments which may become due in respect of safekeeping and preservation of the Charged Property or any part thereof.

(b)	Constitutional Documents of the Issuer

The Chargor will not amend the constitutional documents of the Issuer in any manner which would reduce, jeopardise or otherwise prejudice the value to the Secured Parties of the Charged Property or would likely prejudice or adversely affect the rights of the Secured Parties, without consent of the Chargee.

(c)	Maintenance

It will maintain all and any rights being subject to the Security so that these at all times will be kept in force.

(d)	Registration as Non-Hong Kong Company

The Chargor shall inform the Chargee in writing if it becomes or purports to make any application to be so registered as a non-Hong Kong company under Part 16 of the Companies Ordinance.

(e)	New directors of the Issuer

Where there is any change in the directors of the Issuer, deliver or procure that there shall be delivered to the Custodian the following documents to be held by the Custodian pursuant to the terms of the Custodian Agreement (i) the documents described in paragraph (b) of clause 3.2 (Title documents and documentation supporting security) in respect of the new director(s), (ii) a replacement of the resolutions referred to in paragraph (c) of clause 3.2 (Title documents and documentation supporting security) and (iii) a certified copy of the updated Register of Directors.

6.5	Continuing Obligations

The Chargor shall:

(a)	ensure that the Charged Property remains free from any restrictions on transfer other than any restrictions set out or permitted in the Bonds and Transaction Documents;

(b)	warrant and defend the rights and interest of the Chargee to and in the Charged Property against the claims and demands of all persons whomsoever; and

(c)	promptly notify the Chargee in writing of any fact or circumstance (other than those facts or circumstances which are immaterial) which may adversely affect any of its rights hereunder.

6.6	Power to Remedy

If the Chargor fails to comply with any non-payment undertaking given in this deed and that failure is not remedied to the satisfaction of the Chargee within 30 days of the Chargor becoming aware of such breach or after written notice of such failure to comply has been given by the Chargee notifying the Chargor that remedy is required, it will allow (and irrevocably authorises) the Chargee, or any Delegate, to take any action on behalf of the Chargor which is necessary to ensure that those undertakings are complied with.

11

6.7	Additional Title Documents

To the extent not already held by the Custodian under the terms of the Custodian Agreement, the Chargor will:

(a)	deposit with the Chargee (or as it shall direct) all other documents relating to the Charged Property which the Chargee from time to time reasonably requires in accordance with this deed;

(b)	if requested by the Chargee, issue interim certificates or share certificates or any other documents of title or evidence of ownership or other rights in relation to the Shares to the extent such certificates have not been issued; and

(c)	if, at any time, any share certificates in respect of the Shares cannot be located or have been mutilated, defaced, lost, stolen or destroyed, the Chargor undertakes to without delay cancel such share certificates.

6.8	Memorandum and articles

Notwithstanding anything contained in the Articles, for so long as any Security constituted by this deed remains in force, each of the Chargor and the Issuer undertakes and agrees in favour of the Chargee as follows:

(a)	the Issuer shall not redeem, repurchase, or surrender any Shares in accordance with Article 6 of the Articles except with the prior written consent of the Chargee;

(b)	all Shares shall be exempt from any present or future lien in favour of the Issuer that would otherwise have arisen under Article 14 of the Articles and the Issuer undertakes not to assert any lien against any such Shares;

(c)	all Shares shall be exempt from any present or future call upon shareholders by the Issuer that would otherwise have arisen under Article 15 of the Articles and the Issuer shall not make any calls on any of the Shares;

(d)	the Issuer shall not (and shall ensure that the Issuer’s directors do not take any action to) exercise any right or discretion under Article 16.4 or Article 16.7 of the Articles to refuse, delay or suspend the registration of any transfer of any Shares:

(i)	in favour of the Chargee (or its nominee) pursuant to any enforcement of the Chargee’s rights under this deed in accordance with clause 8.1 (Exercise of Enforcement Powers); or

(ii)	from the Chargee (or its nominee) pursuant to a power of sale, other right of enforcement (if any) or otherwise in accordance with this deed;

(e)	the Issuer shall promptly register any transfer of Shares at the time such Shares are transferred as described in sub-paragraphs (d)(i) and (d)(ii) above and shall not register any transfer of Shares (other than as described in sub-paragraphs (d)(i) and (d)(ii) above) without the prior written consent of the Chargee except as expressly permitted under the Bonds or the Transaction Documents; and

(f)	all Shares shall be exempt from the provisions of Article 18 of the Articles relating to forfeiture and the Issuer shall not exercise any rights of forfeiture in respect of any of the Shares.

12

7.	Voting and Distribution

7.1	Until the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers), the Chargor shall be entitled to:

(a)	pay, receive and retain all Distributions and other monies paid on or derived from the Shares to the extent permitted under the Bonds or the Transaction Documents; and

(b)	exercise all voting and other rights and powers attaching to the Shares provided that it shall not exercise any such voting rights or powers in a manner which is prejudicial to the interests of the Secured Parties in the Security created pursuant to any Bond or Transaction Document or the validity and enforceability of this deed.

7.2	After the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers):

(a)	the Chargor will promptly pay all dividends and any other Distributions and other monies paid on or derived from the Shares received by it as directed by the Chargee;

(b)	the Chargee or any Receiver shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share in such manner as it or he sees fit; and

(c)	the Chargor shall comply or procure the compliance with any directions of the Chargee or any Receiver in respect of the exercise of those rights and shall promptly execute and/or deliver to the Chargee or any Receiver such forms of proxy in relation to the Shares as it or he requires with a view to enabling such person as it or he selects to exercise those rights.

7.3	At any time when any Shares are registered in the name of the Chargee or its nominee, the Chargee will not be under any duty to ensure that any Distributions or other monies payable in respect of those Shares are duly and promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on or in respect of or in substitution for, any of those Shares.

8.	ENFORCEMENT AND POWERS OF THE Chargee

8.1	Exercise of Enforcement Powers

(a)	At any time after:

(i)	an Event of Default has occurred; or

(ii)	a written request from the Chargor to the Chargee that it exercise any of its powers under this deed,

the Security created by or pursuant to this deed is immediately enforceable and the Chargee and/or any Receiver may in its absolute discretion, without notice:

(iii)	at the times and in the manner it thinks fit enforce all or any part of the Security and take possession of and hold, sell or otherwise dispose and/or deal with all or part of the Charged Property in such manner and for such consideration (whether payable or deliverable immediately or by instalments) as the Chargee considers appropriate;

(iv)	instruct the Custodian (by signing the Transfer Notice under (and as defined in) the Custodian Agreement) to deliver in accordance with the terms of the Custodian Agreement to the Chargee the title documents and other documentation referred to in clause 3.2 (Title documents and documentation supporting security);

13

(v)	exercise the power of sale and all other rights and powers conferred by this deed or by statute (as varied or extended by this deed) on the Chargee or on a Receiver, irrespective of whether the Chargee has taken possession or appointed a Receiver of the Charged Property;

(vi)	apply all dividends, distributions and other monies paid on or derived from the Shares as directed by the Chargee; and

(vii)	dispose of all or any of the Chargee’s other rights under this deed for such consideration (whether payable or deliverable immediately or by instalments) and in such manner as the Chargee considers appropriate.

(b)	For the purpose of all rights and powers implied or granted by statute, the Secured Obligations are deemed to have fallen due on the date of this deed. The power of sale and other powers conferred by the CPO and all other enforcement powers conferred by this deed shall be immediately exercisable at any time after the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers).

(c)	Any Secured Party may, at its discretion and without further notice, take such proceedings or enforce the Security under this deed as it may think fit to enforce its rights under the Bonds or Transaction Documents and to enforce all or any of the security interests created therein in accordance with the terms thereof, provided that, to the extent practicable the Secured Parties shall enforce their rights under the Account Charge prior to enforcing their rights under this deed.

8.2	Appointment of Receiver

At any time after the Security created by or pursuant to this deed has become enforceable under clause 8.1 (Exercise of Enforcement Powers), or if the Chargor so requests the Chargee in writing at any time, the Chargee may, without prior notice to the Chargor, by deed, under seal or by writing under hand signed by any officer or manager of the Chargee, appoint any person (or persons) to be a Receiver of all or any part of the Charged Property (including in respect of separate parts of the Charged Property). Any restriction on the right of the Chargee to appoint a Receiver conferred by law does not apply to this deed.

9.	ATTORNEY

9.1	Appointment and power

The Chargor, by way of security, irrevocably appoints the Chargee, each Receiver and any of its Delegates or sub-delegates and any person nominated for the purpose by the Chargee or any Receiver (in writing and signed by an officer of the Chargee or Receiver) as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to, execute, seal and deliver (using the company seal where appropriate) and perfect any deed, agreement or other instrument and to do any act or thing:

(a)	which the Chargor is required to do by the terms of any Bond or Transaction Document (including the execution and delivery of deeds, charges, assignments or other security and any transfers of Charged Property and perfecting and/or releasing the Security created or intended to be crated in respect of the Charged Property); and/or

14

(b)	which is for the purpose of enabling the exercise of any rights or powers conferred on the Chargee or any Receiver by any Bond or Transaction Document or by law (including the exercise of any right of a legal or beneficial owner of the Charged Property).

9.2	Ratification

The Chargor ratifies, confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in clause 9.1 (Appointment and power).

10.	EXTENSION and variation of statutory powers

10.1	Statutory Powers

(a)	The powers conferred on mortgagees or receivers by statute shall apply to the Security created by this deed, unless they are expressly or impliedly excluded. If there is ambiguity or conflict between the powers conferred by statute and those contained in this deed, those contained in this deed shall prevail.

(b)	The statutory power of sale, of appointing a Receiver and the other statutory powers conferred on mortgagees by section 51 (Powers of mortgagee and receiver) and section 53 (Sale by mortgagee) of the CPO and the Fourth Schedule (Powers of mortgagee and receiver) to the CPO as varied and extended by this deed shall arise on the date of this deed, and for that purpose the Secured Obligations are deemed to have fallen due on the date of this deed, and no restriction imposed by any ordinance or other statutory provision in relation to the exercise of any power of sale shall apply to this deed.

(c)	Each Receiver and Chargee is entitled to all the rights, powers, privileges and immunities conferred by law (including the CPO) on mortgagees and receivers duly appointed under any law (including the CPO).

10.2	Exercise of Powers

All or any of the powers conferred upon mortgagees by the CPO as varied or extended by this deed, and all or any of the rights and powers conferred by this deed on a Receiver (whether expressly or impliedly), may be exercised by the Chargee without further notice to the Chargor at any time after the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers), irrespective of whether the Chargee has taken possession or appointed a Receiver of the Charged Property.

10.3	Statutory Restrictions

No restriction imposed by any ordinance (including paragraph 11 of the Fourth Schedule to the CPO) or other statutory provision in relation to the exercise of any power of sale, application of proceeds or any other right or on the consolidation of mortgages or other security shall apply to the Security constituted by this deed which powers may be exercised by the Chargee without notice to the Chargor on or at any time after the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers).

11.	STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER

11.1	Receiver as Agent

Each Receiver shall be the agent of the Chargor which shall be solely responsible for his or her acts or defaults, and for his or her remuneration and expenses, and be liable on any contracts, engagements, acts, omissions, defaults and losses of a Receiver and the liabilities incurred by a Receiver. No Secured Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason, including for any misconduct, negligence or default of a Receiver.

15

11.2	Relationship with Chargee

To the fullest extent allowed by law, any right, power or discretion conferred by this deed (either expressly or impliedly) or by law on a Receiver may, after the Security created by or pursuant to this deed becomes enforceable, be exercised by the Chargee in relation to any Charged Property without first appointing a Receiver and notwithstanding the appointment of a Receiver.

11.3	Powers of Receiver

Each Receiver appointed under this deed shall have all the powers conferred from time to time on receivers by the CPO (which is deemed incorporated in this deed), so that the powers set out in the Fourth Schedule to the CPO (to the extent not amended and/or varied under this deed) shall extend to every Receiver. In addition, notwithstanding any liquidation of the Chargor, each Receiver shall have power to:

(a)	take immediate possession of, collect and get in the Charged Property (including any income accruing from time to time);

(b)	sell, transfer, assign, exchange, lend or otherwise dispose of or realise all or any part of the Charged Property in such manner and generally on such terms as he thinks fit;

(c)	borrow or raise money or incur any other liability in connection with the Charged Property on any terms for whatever purpose which the Receiver thinks fit, whether secured or unsecured, and whether to rank for payment in priority to this security or not;

(d)	enter into bonds, covenants, guarantees, indemnities and other commitments in connection with the Charged Property and to make all payments needed to effect, maintain or satisfy them;

(e)	manage and use the Charged Property and to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such powers, authorities, rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Charged Property;

(f)	redeem any prior Security on or relating to the Charged Property and settle and pass the accounts of the person entitled to that prior Security, so that any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

(g)	appoint, hire and employ officers, employees, contractors, agents, advisors and others for any of the purposes of this deed and/or to protect or realise the Charged Property upon terms as to remuneration or otherwise as he may think fit and to discharge any such persons and any such persons appointed, hired or employed by the Chargor;

(h)	bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Charged Property and to submit to arbitration, negotiation, compromise which the Receiver thinks fit. A Receiver may also settle any applications, claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to any of the Charged Property and in addition to take or defend proceeding for the compulsory winding-up of the Chargor;

16

(i)	exercise all voting and other rights attaching to the Shares and stocks, shares and other securities owned by the Chargor and comprised in the Charged Property;

(j)	do all other acts and things (including signing and executing all documents and deeds) as the Receiver may consider to be desirable, conducive, incidental or conducive to any of the matters or powers in this clause 11.3 (Powers of Receiver) or provided under law, or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property, and use the name of the Chargor for all such purposes;

(k)	in the exercise of any of its powers, to spend such sums as it thinks fit and the Chargor shall within 3 Business Days on written demand repay to the Chargee or Receiver (as the case may be) all sums so spent together with interest on those sums at such rates as the Chargee may from time to time determine from the time they are paid or incurred and until repayment, those sums (together with such interest) shall be secured by this deed;

(l)	give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Charged Property;

(m)	sell, exchange, convert into money and realise any Charged Property by public auction or private contract and generally in any manner and on any terms which the Receiver thinks fit. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which the Receiver thinks fit; and

(n)	to do anything else he may think fit for the realisation of the Charged Property or incidental to the exercise of any of the rights conferred on the Receiver under or by virtue of any Bond or Transaction Document to which the Chargor is party, the CPO, the Companies Ordinance and other applicable statutory provisions and common law, and in each case may use the name of the Chargor and exercise the relevant power in relation to the Charged Property in any manner which he may think fit.

11.4	Removal of Receiver

The Chargee may by notice remove from time to time any Receiver appointed by it and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

11.5	Remuneration of Receiver

The Chargee may from time to time fix the remuneration of any Receiver appointed by it and any maximum rate imposed by any law will not apply.

11.6	Several Receivers

If at any time there is more than one Receiver, each Receiver may separately exercise all of the powers conferred by this deed and to the exclusion of any other Receiver (unless the document appointing such Receiver states otherwise).

17

12.	APPLICATION OF ENFORCEMENT PROCEEDS

12.1	Order of Application

(a)	All proceeds of enforcement (whether cash or non-cash) received or recovered by the Chargee or any Receiver pursuant to this deed shall (subject to any claims having priority under mandatory provisions of the CPO and other claims of any creditors mandatorily preferred by law) be applied in the following order:

(i)	first, in or towards the payment of all costs, losses, liabilities, expenses and remuneration of and incidental to the appointment of any Receiver or Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him under or in connection with this deed; and

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Bond Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Bonds and Transaction Documents;

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Bonds and Transaction Documents; and

(v)	fifthly, the balance (if any) after payment of the amounts referred to in paragraphs (a)(i) to (iv) of clause 12.1 (Application of Proceeds) above, in payment or distribution to the Chargor the Chargee may vary the order as set out in paragraphs (a)(i) to (d)(iv) of clause 12.1 (Order of Application) above.

(b)	This clause 12.1 (Order of Application) is subject to the payment of any claims having priority over this deed. This clause 12.1 (Order of Application) does not prejudice the right of any Secured Party to recover any shortfall from a Transaction Obligor.

12.2	Application against Secured Obligations

Subject to clause 12.1 (Order of Application), any moneys or other proceeds (whether cash or non-cash) received or realised by the Chargee from the Chargor or a Receiver under this deed may be applied by the Chargee to any item of account or liability or transaction forming part of the Secured Obligations to which they may be applicable in any order or manner which the Chargee may determine.

12.3	Suspense Account

(a)	Until the Secured Obligations are paid in full, each Secured Party may place and keep (for such time as it shall determine) any recoveries or other proceeds of enforcement (whether cash or non-cash) received pursuant to this deed or on account of the Chargor’s liability in respect of the Secured Obligations in a separate suspense account (to the credit of either the Chargor or the Chargee as the Chargee shall think fit) and the Receiver may retain the same for the period which he and the Chargee consider expedient without having any obligation to apply all or any part of the same in or towards discharge of the Secured Obligations.

(b)	If the Security created by this deed is enforced at a time when no amount is due under the Bonds and Transaction Documents but at the time when amounts may or will become due, a Secured Party may pay any recoveries or other proceeds of enforcement into a suspense account.

18

13.	PROTECTION OF Security

13.1	Continuing Security

The Security created pursuant to this deed is to be a continuing security notwithstanding any intermediate payment or settlement of all or any part of the Secured Obligations or any other matter or thing.

13.2	Other Security

(a)	This Security is to be in addition to, independent of and shall neither be merged in nor in any way exclude or prejudice or be affected by any other security or other right which the Chargee or any other Secured Party may now or after the date of this deed hold for any of the Secured Obligations or any other obligations, or any rights, powers and remedies provided by law and notwithstanding any receipt, release or discharge endorsed on or given in respect of or under any such other security.

(b)	The Chargor waives any right it may have of first requiring the Chargee (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this deed. This waiver applies irrespective of any law or any provision of a Bond or Transaction Document to the contrary.

13.3	Cumulative Powers

(a)	The powers which this deed confers on the Chargee and the other Secured Parties are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the relevant person thinks appropriate.

(b)	The Chargee or the other Secured Parties may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever.

(c)	The respective powers of the Chargee and the other Secured Parties will in no circumstances be suspended, waived or otherwise prejudiced by anything other than an express consent or amendment.

13.4	Amounts Avoided

If any discharge, release or arrangement (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is made in whole or in part on the basis that any amount paid by the Chargor in respect of the Secured Obligations is capable of being avoided or set aside on insolvency, liquidation or administration of the Chargor or otherwise, without limitation, then amount shall not be considered to have been paid and the liabilities of the Chargor and the Security created pursuant to this deed shall continue or be reinstated.

13.5	Discharge Conditional

If any discharge, release arrangement (whether in respect of the obligations of the Chargor or any other Transaction Obligor, or in respect of any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Chargor under this deed will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19

13.6	Waiver of Defences

The obligations assumed by the Chargor under this deed, the Security created under this deed and the rights, powers and remedies of the Chargee provided by or pursuant to this deed or by law will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this deed (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any person (including any Transaction Obligor);

(b)	the release of any person (including any Transaction Obligor) under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person (including any Transaction Obligor);

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person (including any Transaction Obligor);

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Bond or Transaction Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Bond or Transaction Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Bond or Transaction Document or any other document or security;

(g)	any insolvency, liquidation, winding-up, provisional supervision, supervision, administration, receivership or similar proceedings;

(h)	any other Security, guarantee or indemnity now or thereafter held by the Chargee or any other person in respect of the Secured Obligations or any other liabilities; or

(i)	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligations of the Chargor or other person under any Bond or Transaction Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

13.7	Chargor intention

Without prejudice to the generality of clause 13.6 (Waiver of defence), the Chargor expressly confirms that it intends that the Security created pursuant to this deed shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Bonds or Transaction Documents and/or any facility or amount made available under any of the Bonds or other Transaction Documents as agreed by the Issuer and/or the Chargor for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carry out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrower; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

20

13.8	Deferral of rights

Until all the Secured Obligations have been irrevocably paid in full and facilities which might give rise to Secured Obligations have been terminated and unless the Chargee otherwise directs or except as permitted under the Bonds or Transaction Documents, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Bonds or Transaction Documents or by reason of any amount being payable, or liability arising, under this deed:

(a)	to be indemnified by any person;

(b)	to claim any contribution from any other provider of Security for or any other guarantor of the Chargor’s obligations under the Bonds or Transaction Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Bonds or Transaction Documents or of any guarantee or other security taken pursuant to, or in connection with, the Bond Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Finance Party to make any payment, or perform any obligation, in respect of which the Chargor has given a guarantee, undertaking or indemnity;

(e)	to exercise any right of set-off against any person; and/or

(f)	to claim or prove as a creditor of any person in competition with any Finance Party.

If the Chargor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties under or in connection with the Bonds or Transaction Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Chargee or as the Chargee may direct for application in accordance with clause 12.1 (Order of Application).

13.9	Subsequent Security – Ruling-off Accounts

If the Chargee or any other Secured Party receives notice of any subsequent Security or other interest affecting any of the Charged Property (except as permitted by the Bonds or Transaction Documents) it may open a new account for the Chargor in its books. If it does not do so then (unless it gives express notice to the contrary to the Chargor), as from the time it receives that notice, all payments made by the Chargor to it shall (in the absence of any express appropriation to the contrary) be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations.

13.10	Redemption of Prior Charges

To the extent applicable, the Chargee may redeem any prior Security on or relating to any of the Charged Property or procure the transfer of that Security to itself, and may settle and pass the accounts of any person entitled to that prior Security. Any account so settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor. The Chargor will on demand pay to the Chargee all principal monies and interest and all costs, expenses and losses incidental to any such redemption or transfer.

21

14.	Protection of third parties

14.1	No Obligation to Enquire

No purchaser from, or other person dealing with, the Chargee or any Receiver (or Delegate) shall be obliged or concerned to enquire whether:

(a)	the right of the Chargee or any Receiver to exercise any of the powers conferred by this deed has arisen or become exercisable or as to the propriety or validity of the exercise or purported exercise of any such power; or

(b)	any of the Secured Obligations remains outstanding or be concerned with notice to the contrary and the title and position of such a purchaser or other person shall not be impeachable by reference to any of those matters.

14.2	Receipt Conclusive

The receipt of the Chargee or any Receiver shall be an absolute and a conclusive discharge to a purchaser, and shall relieve him of any obligation to see to the application of any moneys or other consideration paid to or by the direction of the Chargee or any Receiver.

15.	PROTECTION OF Secured Parties

15.1	Liabilities of the Secured Parties

Neither the Chargee nor any Receiver or Delegate shall be liable in respect of any of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless caused by its or his gross negligence, wilful misconduct, fraud or wilful breach of any obligations under the Bonds or Transaction Documents. The Chargee will not be liable in respect of any gross negligence or wilful misconduct or fraud of a Receiver or Delegate.

15.2	No obligations in relation to Charged Property

The Chargee is not obliged to do any of the following in respect of any Charged Property:

(a)	perform any obligation of the Chargor;

(b)	make any payment;

(c)	make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor;

(d)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it or the Chargor may be entitled; or

(e)	exercise any rights to which it or the Chargor may be entitled.

15.3	Possession of Charged Property

Without prejudice to clause 15.1 (Liabilities of the Secured Parties), if the Chargee or the Receiver or Delegate enters into possession of the Charged Property, it will not be liable:

(a)	to account as mortgagee in possession or for any loss on realisation or enforcement of rights and may at any time at its discretion go out of such possession or

(b)	for any default or omission for which a mortgagee in possession might be liable.

22

15.4	Liability of the Chargor

The Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Charged Property shall be deemed to be a principal security for the Secured Obligations. The liability of the Chargor under this deed and the charges contained in this deed shall not be impaired by any forbearance, neglect, indulgence, extension of time, release, surrender or loss of securities, dealing, variation or arrangement by the Chargee, or by any other act, event or matter whatsoever whereby the liability of the Chargor (as a surety only) or the charges contained in this deed (as secondary or collateral charges only) would, but for this provision, have been discharged.

15.5	Indemnity

(a)	The Chargor shall promptly indemnify the Chargee and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	acting or relying on any notice, request or instruction issued or given by the Chargor under this deed which it reasonably believes to be genuine, correct and appropriately authorised provided such costs, loss or liability was not directly caused by the wilful misconduct, gross negligence or fraud on the part of the relevant Secured Party;

(ii)	the taking, holding, protection or enforcement of the Security constituted by this deed;

(iii)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Chargee and each Receiver and Delegate by this deed or by law;

(iv)	any default by the Chargor in the performance of any of the obligations expressed to be assumed by it in this deed;

(v)	actual or alleged breach by any person of any applicable law or regulation) incurred in connection with this deed by any Secured Party, Receiver, attorney, manager, agent or other person appointed by the Chargee under this deed, including any arising from any actual or alleged breach by any person of any applicable law or regulation; or

(vi)	acting as Chargee, Receiver or Delegate (otherwise, in each case, than by reason of the relevant Chargee’s, Receiver’s or Delegate’s gross negligence, wilful misconduct or fraud).

(b)	The Chargor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 15.5 (Indemnity) will not be prejudiced by any release of security or disposal of any Charged Property.

(c)	The Chargor and every Receiver and Delegate may, in priority to any payment to the other Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 15.5 (Indemnity).

15.6	Discretion

Any liberty or power which may be exercised by or any determination which may be made under this deed by the Chargee or any Receiver may, subject to the provisions of the Bonds or Transaction Documents, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

16.	DELEGATION

The Chargee may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it under this deed to any person or persons upon such terms and conditions (including the power to sub-delegate) as it may think fit. The Chargee will not be liable or responsible to the Chargor or any other person for any losses arising from any wilful default, gross misconduct or gross negligence on the part of any delegate.

23

17.	Costs and Expenses

17.1	Initial Expenses

The provisions of clause 13 (Expenses and Payments) of the Subscription Agreement shall be deemed incorporated into this deed as if fully set out herein mutatis mutandis as if any reference therein to “this Agreement” or a Bond or the Transaction Documents were a reference to this deed.

17.2	Enforcement and preservation costs and expenses

Upon the Security under this deed has become enforceable in accordance with clause 8.1 (Exercise of Enforcement Powers), the Chargor shall, within 3 Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Bond or Transaction Document and any proceedings instituted by or against that Secured Party as a consequence of it entering into a Bond or Transaction Document, taking or holding the Security created pursuant to this deed, or enforcing those rights.

17.3	Stamp Taxes

The Chargor shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of this deed; and

(b)	within 3 Business Days of demand, indemnify the Chargee against any cost, loss or liability that the Chargee incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of this deed.

17.4	Default Interest

The provisions of Condition 6(b) (Interest applicable upon Default) of the Conditions shall be deemed incorporated into this deed as if fully set out herein mutatis mutandis as if any reference therein to “this Condition” or a Bond or Transaction Document were a reference to this deed.

18.	SET-OFF

(a)	Any Secured Party may set off any matured obligation due from the Chargor under the Bonds or Transaction Documents (to the extent beneficially owned by that Secured Party) against any matured obligation owed by that Secured Party to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Chargee may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)	If the relevant obligation or liability of the Chargor is unliquidated or unascertained, the Secured Party may set-off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

19.	NOTICES

Clause 15 (Communications) in the Subscription Agreement shall apply also to this deed.

24

20.	Changes to Parties

20.1	Assignment by the Chargee

The Chargee may at any time assign or otherwise transfer all or any part of its rights under this deed in accordance with the Bonds and Transaction Documents.

20.2	Changes to Parties

(a)	The Chargor authorises and agrees to change the parties under condition 3(b) (Transfer) of the Conditions and authorises the Chargee to execute on its behalf any document required to effect the necessary transfer of rights or obligations contemplated by those provisions.

(b)	The Chargor may not assign, novate, transfer, sub-participate, encumber, declare a trust over or otherwise deal with all or any of its rights and/or obligations under this deed.

21.	CURRENCY CLAUSES

21.1	Conversion

All monies received or held by the Chargee or any Receiver under this deed may be converted into any other currency which the Chargee considers necessary to discharge any obligations and liabilities comprised in the Secured Obligations in that other currency at a market rate of exchange then prevailing.

21.2	No Discharge

Subject to clause 22.5 (Covenant to release), no payment to the Chargee (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Chargee has received payment in full in the currency in which the obligation or liability is payable or, if the currency of payment is not specified, was incurred. To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Chargee shall have a further separate cause of action against the Chargor and shall be entitled to enforce the security constituted by this deed to recover the amount of the shortfall.

22.	MISCELLANEOUS

22.1	Certificates Conclusive

Provided that calculation in reasonable detail has been provided, a certificate or determination of the Chargee as to any amount payable under this deed will be conclusive and binding on the Chargor, except in the case of manifest error or wilful default.

22.2	Invalidity of any Provision

If any provision of this deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

22.3	Counterparts

This deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this deed.

25

22.4	Failure to Execute

Failure by one or more parties (“Non-Signatories”) to execute this deed on the date hereof will not invalidate the provisions of this deed as between the other parties who do execute this deed. Such Non-Signatories may execute this deed on a subsequent date and will thereupon become bound by its provisions.

22.5	Covenant to Release

On the earlier of:

(a)	all the Secured Obligations have been paid in full and none of the Chargee nor any Secured Party has any actual or contingent liability to advance further monies to, or incur liability on behalf of, any member of the Group (as defined in Subscription Agreement), but not otherwise; and

(b)	the successful QIPO,

provided no Event of Default has occurred, the Chargee and each other Secured Party shall, at the request and cost of the Chargor, take any action which may be necessary to release the Charged Property from the security constituted by this deed and procure the reassignment to the Chargor of the property and assets assigned to the Chargee pursuant to this deed (in each case subject to clause 13.4 (Amounts Avoided)) without recourse to, or any representation or warranty by, the Chargee or any of other Secured Party and instruct the Custodian (by signing the Release Notice under (and as defined in) the Custodian Agreement) to deliver in accordance with the terms of the Custodian Agreement to the Chargor the title documents and other documentation referred to in clause 3.2 (Title documents and documentation supporting security).

23.	Governing Law

This deed is governed by the laws of Hong Kong.

24.	ENFORCEMENT

(a)	The courts of Hong Kong are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this deed and accordingly any legal action or proceedings arising out of or in connection with this deed (“Proceedings”) may be brought in such courts. Pursuant to this deed, the Chargor irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in any such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

(b)	This clause 24 (Enforcement) is for the benefit of the Chargee only. As a result, the Chargee shall not be prevented from taking proceedings relating to ant Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Chargee may take concurrent proceedings in any number of jurisdictions.

25.	Service of Process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(i)	irrevocably appoints Aptorum Group Limited with its address at 17/F, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Bond Documents; and

(ii)	agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

26

(b)	The Chargor shall inform the Chargee, in writing, of any change in the address of its process agent within 5 Business Days of such change.

(c)	If such process agent ceases to be able to act as such or to have an address in Hong Kong, the Chargor agrees to promptly appoint a new process agent in Hong Kong reasonably acceptable to the Chargee and to deliver to the Chargee within 5 Business Days a copy of a written acceptance of appointment by the new process agent.

26.	Waiver of immunities

The Chargor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

IN WITNESS whereof this deed has been duly executed and delivered as a deed on the date first above written.

27

schedule 1

Shares

Part I

Total issued Class A shares of the Issuer

Registered Shareholder(s)	Number of share(s)	Share Certificate Number(s)
JURCHEN INVESTMENT CORPORATION	1,784,608	Nil
Other shareholders	3,641,773	Nil
Total:	5,426,381

Total issued Class B shares of the Issuer

Registered Shareholder(s)	Number of share(s)	Share Certificate Number(s)
JURCHEN INVESTMENT CORPORATION	16,061,469	Nil
Other shareholders	6,376,285	Nil
Total:	22,437,754

Part II

The number of Class B Shares of the Issuer subject to the Security created pursuant to this deed

Registered Shareholder(s)	Number of share(s)	Share Certificate Number(s)
JURCHEN INVESTMENT CORPORATION	1,393,207	Number 1
Total:	1,393,207

28

schedule 2

Form of Instrument of Transfer

INSTRUMENT OF TRANSFER

Aptorum Group Limited

I/We,
of
For value received from / in consideration of the sum of
paid to me/us by (name)
(occupation)
of (address)

(hereinafter “the said Transferee”)

do hereby transfer to the said Transferee the	share(s)
Numbered

standing in my/our name in the register of:-

Aptorum Group Limited

to hold unto the said Transferee his executors, administrators or assigns, subject to the several conditions upon which I/we hold the same at the time of execution hereof. And I/we, the said Transferee do hereby agree to take the said share(s) subject to the same conditions.

Witness our hands the ____________________ .

Witness to the signature(s) of the Transferor -)		For and on behalf of
)

Witness’s name and address:	)
)
)
)
	)	Authorized Signature(s)
)

Witness to the signature(s) of the Transferee –)		For and on behalf of
)
)
)
Witness’s name and address:	)
)
)
	)	Authorized Signature(s)
)

29

schedule 3

Irrevocable appointment of proxy and power of attorney

Aptorum Group Limited

We, JURCHEN INVESTMENT CORPORATION, hereby irrevocably appoint [●] as our:

(a)	proxy to vote at meetings of the shareholders of Aptorum Group Limited (the “Company”) in respect of the shares in the Company charged pursuant to the share charge dated [●] 2018 between Jurchen Investment Corporation, the Company and Peace Range Limited which may have been or may from time to time be issued and/or registered in our name (the “Shares”); and

(b)	duly authorised representative and duly appointed attorney-in-fact to sign resolutions in writing of the Company in respect of any Shares.

This proxy and this power of attorney are irrevocable by reason of being coupled with the interest of [●] as chargee of the Shares.

IN WITNESS whereof this instrument has been duly executed as a deed this [   ] day of [       ].

EXECUTED as a DEED and DELIVERED by JURCHEN INVESTMENT CORPORATION:	)
)
)
)

Director/authorised signatory signature:

Director/authorised signatory name:

Occupation:

30

schedule 4

Form of Letter of Authority and Undertaking

To: [Chargee]

[Address details]

Date:

Dear Sirs

Aptorum Group Limited (the “Company”)

I irrevocably authorise you or any of your officers to complete, date and put into effect the attached blank share transfer form and resolution signed by me, in accordance with the provisions of the Share Charge relating to the Company dated [●] 2018 (the “Share Charge”) when the security constituted by the Share Charge has become enforceable.

After the security constituted by the Share Charge has become enforceable, I also irrevocably undertake to vote in favour of any resolution approving that any Shares of the Company comprised in the Charged Property (as defined in the Share Charge) be registered in your name or in the name of your nominees and, in the name of any purchaser of those shares or its nominee.

This letter has been executed as a deed and is delivered as a deed on the date stated at the beginning of it.

Yours faithfully

SIGNED, SEALED AND DELIVERED as a deed by [insert name of director] in the presence of:	) ) )

Signature

Signature of witness

Name of witness

Address of witness

Occupation of witness

31

schedule 5

Form of Resolutions

Aptorum Group Limited
(the “Company”)

WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS made pursuant to Article ____ of the Articles of Association of the Company1

1.	TRANSFER OF SHARES

IT IS RESOLVED that the following transfers be approved, subject to stamping and that the Share Certificates be issued by the Company in favour of the transferees:

Transferor(s)	Transferee(s)	No. of Shares

2.	REGISTER OF MEMBERS

IT IS RESOLVED that the Register of Members of the Company be updated to record the transfer of the shares to the transferee referred to above and the secretary of the Company be hereby authorised and instructed to:

a.	update the original Register of Members to record the transferee as the registered holder of the relevant shares; and

b.	provide to the Transferee a copy of the updated extract of the Register of Members showing the holding of the Transferee only.

Dated: ______________________________

[Director]	[Director]

[Include signature blocks for all other Directors]

[1]	Note: To be signed by all directors of the Company

32

schedule 6

Form of Deed of Undertaking

Aptorum Group Limited

[Date]

[●]

Dear Sirs

Aptorum Group Limited (the “Company”)

We refer to the share charge in respect of shares of the Company dated [●] 2018 between Jurchen Investment Corporation (the “Chargor”), the Company and Peace Range Limited as Chargee (the “Chargee”) whereby, inter alia, the Chargor, granted a charge over the Charged Property in favour of the Chargee (the “Charge”).

Capitalised words and expressions used in this deed poll which are not expressly defined herein have the meanings ascribed to them in the Charge.

This deed of undertaking and confirmation is given pursuant to the Charge.

1.	For valuable consideration receipt of which is hereby acknowledged, the Company hereby irrevocably and unconditionally undertakes to register (and hereby permits the Chargee or its nominee(s) or, as the case may be, the Company’s registered agent if they have custody of the original Register of Members to register) in the Register of Members any and all share transfers to the Chargee or its nominee in respect of the Charged Property submitted to the Company by the Chargee in the event the Charge has become enforceable.

2.	The Company hereby confirms that it has instructed its registered agent to make an annotation of the existence of the Charge and the security interests created thereby in the Register of Members pursuant to the Charge.

3.	The Company hereby confirms that the Register of Members provided to the Chargee pursuant to the Charge is a certified copy of the original Register of Members and that the Company will not redesignate or otherwise seek to recreate the Register of Members.

IN WITNESS whereof this deed poll has been executed by the parties on the day and year first above written.

EXECUTED as a DEED and DELIVERED by APTORUM GROUP LIMITED:	) )
)
)

Director/authorised signatory signature:

Director/authorised signatory name:

Occupation:

33

schedule 7

Form of Letter of Instructions to Registered Agent

Aptorum Group Limited

[Date]

[Registered Agent]

[Address details]

cc:	[Insert name and address of Chargee]

Dear Sirs

Aptorum Group Limited (the “Company”) – instructions to Registered Agent

1.	We irrevocably instruct you that during the period starting from the date on which Peace Range Limited (the “New Instructing Party”) (or any of its successor in title) informs you that there has been an Event of Default (as defined in the share charge between Jurchen Investment Corporation as chargor, the Company and the New Instructing Party dated [ ] in respect of shares in the Company (the “Charge”)) and ending on the date on which the New Instructing Party (or its successor-in-title) informs you that such Event of Default no longer subsists or has been waived, you will be irrevocably instructed to regard the New Instructing Party (or its successor-in-title) as the sole instructing party for the Company in relation to the shares the subject of the Charge and without limiting the foregoing if at any time the New Instructing Party instructs you to in relation to the shares the subject of the Charge register the New Instructing Party or its nominee (or any successor in title) as the registered holder of any of the shares the subject of the Charge you are hereby authorised and instructed to do so and update the original Register of Members of the Company accordingly without notice to us or consent from us.

2.	We irrevocably instruct you to make an annotation of the existence of the Charge and the security interests created thereby in the Company’s Register of Members pursuant to the Charge, and to provide a copy of the undated, filed Register of Member to the New Instructing Party.

Please confirm by countersigning below and returning a copy of such countersigned letter to us with a copy to the New Instructing Party that you have received this correspondence and that you have actioned the above and updated your records accordingly.

Yours faithfully

For and on behalf of Aptorum Group Limited

[Name of Director]

Director

Acknowledged and agreed.

[ ]
For and on behalf of
[Registered Agent]

34

SIGNATORIES TO THE SHARE CHARGE

The Chargor

EXECUTED as a DEED and DELIVERED by JURCHEN INVESTMENT CORPORATION:	) )
)
)

Director/authorised signatory signature:

Director/authorised signatory name:

Occupation:

Witness signature:
Witness name:
Occupation:

Project Life - Borrower Share Charge

The Issuer

EXECUTED as a DEED and DELIVERED by APTORUM GROUP LIMITED:	) )
)
)

Director/authorised signatory signature:

Director/authorised signatory name:

Occupation:

Witness signature:
Witness name:
Occupation:

Project Life - Borrower Share Charge

The Chargee

Signed for and on behalf of	)
PEACE RANGE LIMITED by	)
)

 Project Life - Borrower Share Charge